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                                 EXHIBIT 3(i).3

  (Articles of Amendment to the Articles of Incorporation, dated July 31, 1986)

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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        AMERICAN CONSOLIDATED MINING CO.

         WE, THE UNDERSIGNED, pursuant to the Utah Business Corporation Act, hereby adopt the following Articles of Amendment as a revision of the Articles of Incorporation of AMERICAN CONSOLIDATED MINING CO.
                                    ARTICLE I

         The name of the corporation is AMERICAN CONSOLIDATED MINING CO.

                                   ARTICLE II

         The duration of the corporation is perpetual.

                                   ARTICLE III

         Article IV of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                                   ARTICLE IV
                                AUTHORIZED SHARES

         The total number of authorized shares which the Company shall have the authority to issue is 50,000,000 common shares having a par value of $.01 per share.

         Shares of stock have no pre-emptive rights, and upon issue are fully paid and non-assessable."

                                   ARTICLE IV

         The amendments set forth in Article III were adopted by the shareholders on July 28, 1986.

                                    ARTICLE V

         The number of shares issued and outstanding and entitled to vote on said amendment on July 28, 1986 was 299,841,158 common shares.

                                   ARTICLE VI

         157,332,581 shares of common stock voted for said amendment and 6,406,900 shares of common stock voted against said amendment.

                                   ARTICLE VII

         Each share of the Company's former $.001 par value common stock shall be equivalent to and shall represent one-tenth (1/10) of one share of the Company's new $.01 par value common stock in all respects, including voting and dividend rights, and rights upon liquidation. Whenever certificates representing the Company's former $.001 par value common stock shall be presented to the Company's stock transfer agent for transfer, such transfer agent shall cause to be issued one or more certificates which in the aggregate represent a number of the Company's new $.01 par value shares which is equivalent to the number of former $.001 par value shares represented by the surrendered certificate or certificates.

         DATED this 31st day of July, 1986.

                                              AMERICAN CONSOLIDATED MINING CO.

                                              By  /s/ Steve J. Haslam
                                                 ----------------------------
                                                  Steven Haslam, President

                                              By  /s/ Leslie P. Thorne
                                                 ----------------------------
                                                 Leslie P. Thorne, Asst. Sec.


STATE OF UTAH                  )
                               :ss.
COUNTY OF SALT LAKE            )

         I, THE UNDERSIGNED, a Notary Public, hereby certify that on the 31st day of July, 1986, Steven Haslam and Leslie P. Thorne personally appeared before me who being by me first duly sworn severally declared that they are the persons who signed the foregoing document as corporate officers and that the statements therein contained are true.

         DATED this 31st day of July, 1986.

                                             /s/ David E. Hardy
                                            ---------------------------
                                            NOTARY PUBLIC
                                            Residing at Salt Lake City, Utah

My Commission Expires:
         1-28-89